PLEDGE AGREEMENT

This Pledge Agreement (this "**Agreement**"), dated as of June 24, 2008, is made and entered into by and between LV Administrative Services, Inc., a Delaware corporation (the "**Pledgee**"), as administrative and collateral agent for the Purchasers (as defined in the Purchase Agreement (as defined below)) Cancable Inc., an Ontario corporation ("**Cancable**"), Creative Vistas, Inc., an Arizona Corporation ("**Creative**"), Cancable Holding Corp., a Delaware corporation ("**Cancable Holding**"), Creative Vistas Acquisition Corp. ("**Creative Vistas Acquisition**"), Cancable XL Inc., an Ontario corporation ("**Cancable XL**"), Iview Holding Corp., a Delaware corporation ("**Iview Parent**") and Brent W. Swanick, an individual residing at 104 Yorkminister Road, Toronto, Ontario M2P 1M6 ("Swanick" and together with Cancable, Creative, Cancable Holding, Creative Vistas Acquisition, Cancable XL and Iview Parent,, the "**Pledgors**" and each individually a "**Pledgor**").

BACKGROUND

Cancable and Creative (together, the "**Borrowers**"), as borrowers, the purchasers from time to time party thereto (the "**Purchasers**") and the Pledgee, in its capacity as administrative and collateral agent of the Purchasers, have entered into a Securities Purchase Agreement dated as of June 24, 2008 (as amended, modified, restated or supplemented from time to time, the "**Purchase Agreement**"), and the Related Agreements referred to therein (as amended, modified, restated or supplemented from time to time the "**Related Agreements**", together with the Purchase Agreement, the "**Documents**"), pursuant to which the Purchasers provide or will provide certain financial accommodations to the Borrowers.

As security for the financial accommodations being provided by the Purchasers as described in the Purchase Agreement, each Pledgor is required to pledge and grant a security interest in the collateral described herein to the Pledgee, as administrative and collateral agent of the Purchasers, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein which are not defined shall have the meanings given to them in the Purchase Agreement.

2. Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of (a) the obligations of the Pledgors under the Purchase Agreement and any other Documents to which any Pledgor is a party, and (b) all other obligations and liabilities of the Pledgors to the Creditor Parties or any of them whether now existing or hereafter arising, whether direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against a Pledgor under Title 11, United States Code, the *Bankruptcy and Insolvency Act* (Canada) (the "**BIA**") and the *Companies' Creditors Arrangement Act* (Canada) (the "**CCAA**") including, without limitation, obligations of the Pledgors for post-petition interest, fees, costs and charges that would have accrued or been added to the Indebtedness but for the commencement of such case (the foregoing clauses (a) and (b), collectively, the

"**Indebtedness**"), each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to the Pledgee, for the rateable benefit of the Purchasers, in all of the following property owned by such Pledgor (the "**Collateral**"):

(a) the shares or other equity interests set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares or other equity interests acquired by any Pledgor, the "**Pledged Shares**"), the certificates representing the Pledged Shares and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all additional shares of any issuer (each, an "**Issuer**") of the Pledged Shares from time to time acquired by any Pledgor in any manner, including, without limitation, dividends or distributions in connection with any increase or reduction of capital, reclassification, merger, amalgamation, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c) all options and rights, whether as an addition to, in substitution of or in exchange for any Pledged Shares and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3. Delivery of Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee, acting reasonably. Upon an Event of Default (as defined in each Note) that has occurred and is continuing beyond any applicable grace period, the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgors, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Shares. In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

4. Representations and Warranties of each Pledgor. Each Pledgor, other than Swanick jointly and severally represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Indebtedness shall be indefeasibly paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a) the execution, delivery and performance by the Pledgors of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to any Pledgor;

(b) this Agreement constitutes the legal, valid, and binding obligation of each Pledgor enforceable against such Pledgor in accordance with its terms, except that (i) enforceability is subject to and may be limited by any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application affecting creditors' rights from time to time in effect, and (ii) enforceability of this Agreement and the rights and remedies set out herein or any judgement arising out of or in connection herewith may be limited by general principles of equity and the obligation to act in a commercially reasonable manner;

(c) (i) all Pledged Shares owned by the Pledgors are set forth on Schedule A hereto and (ii) the Pledgors are the direct and beneficial owner of all of such Pledged Shares;

(d) all of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable;

(e) no consent or approval of any person (including any Issuer), corporation, governmental body, regulatory authority or other entity is or will be necessary for (i) the execution, delivery and performance of this Agreement by the Pledgors, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f) there are no pending or, to the best of the Pledgors' knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g) each Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

(h) the Pledgors own the Collateral set out in Schedule A hereto and, except for the pledge and security interest granted previously to Laurus Master Fund, Ltd. and to Pledgee hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other Lien except that the Pledged Shares held by Swanick are subject to transfer to a Canadian resident upon notice to the Pledgee from the board of directors of Creative Vistas Acquisition pursuant to a Voting Agreement dated September 30, 2004 between Creative Vistas Acquisition and Creative (the "**Voting Agreement**") provided that any such transferee agrees to be bound by the terms hereof, as if it were an original signatory hereto;

(i) there are no restrictions on transfer of the Pledged Shares contained in any Pledgor's Charters, By-laws or other constating documents or otherwise which have not otherwise been enforceably and legally complied with or waived as the case may be, by the necessary parties;

(j) none of the Pledged Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k) the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of the Pledgors in the Collateral as contemplated by this Agreement; and

(l) the Pledged Shares constitute one hundred percent (100%) of the issued and outstanding units of capital stock or other equity interests of each Issuer.

5. Representations and Warranties of Swanick. Swanick represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Indebtedness has been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a) Swanick has the legal capacity to enter into this Agreement and perform his obligations hereunder;

(b) the execution, delivery and performance by Swanick of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statue, ordinance or other governmental rule or regulation applicable to Swanick;

(c) this Agreement constitutes the legal, valid and binding obligation of Swanick enforceable against him in accordance with its terms;

(d) (i) all Pledged Shares owned by Swanick are set forth on Schedule A hereto and (ii) Swanick is the direct and beneficial owner of each share of the Pledged Shares indicated on such schedule;

(e) no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f) there are no pending or, to the best of Swanick's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g) Swanick has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

(h) Swanick owns each item of the Collateral listed on Schedule "A" and, except for the pledge and security interest granted to Pledgee hereunder, such Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other Lien except that the Pledged Shares held by Swanick are subject to transfer to a Canadian resident upon notice to the Pledgee from the board of directors of Creative Vistas Acquisition pursuant to the Voting Agreement provided that any such transferee agrees to be bound by the terms hereof, as if it were an original signatory hereto.

(i) there are no restrictions on transfer of the Pledged Shares owned by Swanick contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

(j) none of the Pledged Shares owned by Swanick have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(k) the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of Swanick in the Collateral as contemplated by this Agreement.

6. Covenants. The Pledgors jointly and severally covenant that, until the Indebtedness shall be satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

(a) Except for Swanick who may transfer his Pledged Shares to a Canadian resident pursuant to the terms of the Voting Agreement and provided such transferee agrees to be bound by the terms hereof as if it were an original signatory hereto, no Pledgor will sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby;

(b) The Pledgors will, at their expense, defend the Pledgee's right, title and security interest in and to the Collateral against the claims of any other party;

(c) Each Pledgor shall at any time, and from time to time, upon the written request of the Pledgee, execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to the Pledgee upon the occurrence of an Event of Default irrevocable proxies in respect of the Collateral in form satisfactory to the Pledgee. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute each Pledgor's proxy to the Pledgee or its nominee to vote all units of Collateral then registered in such Pledgor's name; and

(d) No Pledgor will consent to or approve the issuance of (i) any additional shares of any class of shares or other equity interests of an Issuer; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

7. Voting Rights and Dividends. Until the occurrence of an Event of Default which is continuing: (i) the Pledgors may exercise all rights to vote and to exercise all rights of conversion or retraction or other similar rights with respect to any Collateral; provided that no such exercise, in the opinion of the Pledgee, will have an adverse effect on the value of Collateral and all expenses of the Pledgee in connection therewith have been paid in full and provided further that, upon the exercise of the conversion or retraction right, the additional

Collateral resulting therefrom shall be paid or delivered to the Pledgee; (ii) the Pledgors shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Collateral, and such dividends and interest shall cease to be subject to the security interest if paid or distributed to a Pledgor at any time other than during the period of an Event of Default that has occurred or is continuing; and (iii) the Collateral will remain registered in the names of the Pledgors and will not be transferred into the name of the Pledgee or its nominee. In addition to the Pledgee's rights and remedies set forth in Section 9 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (each Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of such Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. The Pledgors shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that each Pledgor shall give at least three (3) business days' written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default and during the continuance of such Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgee to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Pledgee, as agent of the Purchasers, be segregated from the other property or funds of any Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

8. Attachment. Each Pledgor acknowledges and agrees that: (i) value has been given; (ii) the Pledgors have rights in the Collateral; and (iii) the Pledgors and the Creditor Parties have not agreed to postpone the time for attachment of the security interest granted hereunder which shall attach upon the execution of this Agreement and, in the case of Collateral acquired after the date hereof, when such Pledgor has rights therein.

9. Events of Default. The occurrence of any "Event of Default" under and as defined in each Note which shall have occurred and be continuing beyond any applicable cure period, shall constitute an Event of Default ("**Event of Default**") under this Agreement.

10. Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgee may, subject to Applicable Law ("**Applicable Law**" means, in respect of any person, property, transaction or event, all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that person, property, transaction or event (whether or not having the force of law with respect to regulatory matters applicable to the Pledgee) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any Governmental Authority) ("**Governmental Authority**" means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any government agency tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial,

regulatory or administrative functions of, or pertaining to, government) having or purporting to have authority over that person, property or transaction or event):

(a) transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(b) exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, amalgamation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c) subject to any requirement of Applicable Law (including for greater certainty, the *Personal Property Security Act* (Ontario) (as amended from time to time, which Act, including amendments thereto and any Act substituted therefore and amendments thereto is herein referred to as the "**PPSA**") and the Uniform Commercial Code (the "**UCC**") as in effect in the State of New York (or, if by reason of mandatory provisions of law, any or all of the rights and remedies with respect to, Pledgee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, as in effect in such other jurisdiction)), sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived , except such notice as is required by Applicable Law and cannot be waived) for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by Applicable Law, provided that the foregoing shall be done in a commercially reasonable manner.

Subject to Applicable Law, each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by Applicable Law, any Creditor Party may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Pledgee hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by the Pledgee and applied by it as provided in Section 12 hereof. No failure or delay on the part of any Creditor Party in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Subject to Applicable Law, the Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 12 hereof. The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, to the extent

applicable, the Pledgee shall have all of the rights, remedies and privileges of a secured party under the PPSA and the UCC regardless of the jurisdiction in which enforcement hereof is sought (or, if by reason of mandatory provisions of law, any or all of the rights and remedies with respect to, Pledgee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, as in effect in such other jurisdiction).

11. Private Sale. Each Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in applicable Canadian or United States securities laws, and may, subject to compliance with all applicable Canadian or United States securities laws, be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner.

12. Proceeds of Sale. Subject to Applicable Law, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgee as follows:

(a) First, to the payment of all costs, reasonable expenses and charges of the Creditor Parties and to the reimbursement of the Creditor Parties for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, legal fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by any Creditor Party in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b) Second, to the payment of the Indebtedness, in whole or in part, in such order as the Pledgee may elect, whether or not the Indebtedness is then due;

(c) Third, to the extent applicable, to such persons, firms, corporations or other entities as required by Applicable Law; and

(d) Fourth, to the extent of any surplus to the Pledgors or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, the Pledgors shall be jointly and severally liable for the deficiency plus the reasonable costs and fees of any lawyers employed by Pledgee to collect such deficiency.

13. Waiver of Marshaling. Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

14. No Waiver. Any and all of the Pledgee's rights with respect to the Liens granted under this Agreement shall continue unimpaired, and the Pledgors shall be and remain jointly and severally obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Indebtedness. Each Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice any Creditor Party's right to take any action against any Pledgor or to exercise any other power of sale, option or any other right or remedy.

15. Expenses. The Collateral shall secure, and the Pledgors shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable legal fees and costs, taxes and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Indebtedness.

16. The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgor. Each Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor's true and lawful attorney-in-fact, with full power of substitution, upon the occurrence of an Event of Default to execute, acknowledge and deliver any instruments and to do in such Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the name of the Pledgee or its nominee. Each Pledgor hereby declares this power of attorney to be coupled with an interest and irrevocable. If any Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgors as provided in Section 12 hereof.

17. Waivers.

(a) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND

CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

18. Recapture. Notwithstanding anything to the contrary in this Agreement, if any Creditor Party receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, interim receiver, receiver and manager or any other party under the United States Bankruptcy Code, the BIA, the CCAA, or any other federal, provincial or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by such Creditor Party, the Pledgors' obligations to such Creditor Party shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to such Creditor Party, which payment shall be due on demand.

19. Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

20. Miscellaneous.

(a) This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c) In the event that any provision of this Agreement or the application thereof to any Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(d) This Agreement shall inure to the benefit of and be binding upon each Pledgor, and such Pledgor's successors and assigns, and shall inure to the benefit of and be binding upon each Creditor Party and its successors and permitted assigns (as set forth in the Purchase Agreement); provided, however, that no Pledgor may assign its rights hereunder or delegate its obligations hereunder without the prior written consent of the Pledgee.

(e) Any notice or request hereunder may be given to any party hereto at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 20(e). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given five (5) days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

If the Pledgee:	LV Administrative Services, Inc. 335 Madison Avenue, 10th Floor New York, New York 10017 Attention: Portfolio Services Telephone: (212) 541-5800 Facsimile No.: (212) 581-5037
With a copy to:	Fasken Martineau DuMoulin LLP Suite 4200, TD Bank Tower 66 Wellington Street West Toronto, Ontario M5K 1N6 Attention: John W. Torrey Telephone: (416) 865-4394 Facsimile No.: (416) 868-7541
If to the Pledgor:	Creative Vistas, Inc. 2100 Forbes Street, Units 8-10 Whitby, Ontario L1N 9T3 Attention: Chief Financial Officer Facsimile No.: (905) 666-9795
With a copy to:	Torys LLP 237 Park Avenue, 20th Floor New York, NY 10017 Attention: Andrew J. Beck Facsimile No.: (212) 682-0200

or such other address as may be designated in writing hereafter in accordance with this Section 20(e) by such Person.

(f) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the Province of Ontario and the federal laws of Canada, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the Province of Ontario and Canada.

(g) EACH PLEDGOR EXPRESSLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN BOTH THE PROVINCE OF ONTARIO AND THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

(h) It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a joinder agreement in form and substance reasonably satisfactory to the Pledgee, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

(j) If there is any inconsistency between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall prevail.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

LV ADMINISTRATIVE SERVICES, INC., as Agent

By: ______________________________

Name: Patrick Regan

Title: Authorized Signatory

CANCABLE INC.

By: ______________________
Name: SAYAN NAVARATNAM
Title: CHAIRMAN

CREATIVE VISTAS, INC.

By: ______________________
Name: DOMINIC BURNS
Title: CEO

CANCABLE HOLDING CORP.

By: ______________________
Name: SAYAN NAVARATNAM
Title: CEO

CREATIVE VISTAS ACQUISITION CORP.

By: ______________________
Name: SAYAN NAVARATNAM
Title: PRESIDENT

CANCABLE XL INC.

By: ______________________
Name: ROSS JEPSON
Title: PRESIDENT

CANCABLE INC.

By:______________________________
Name: SAYAN NAVARATNAM
Title: CHAIRMAN

CREATIVE VISTAS, INC.

By:______________________________
Name: DOMINIC BURNS
Title: CEO

CANCABLE HOLDING CORP.

By:______________________________
Name: SAYAN NAVARATNAM
Title: CEO

CREATIVE VISTAS ACQUISITION CORP.

By:______________________________
Name: SAYAN NAVARATNAM
Title: PRESIDENT

CANCABLE XL INC.

By:______________________________
Name: ROB JEDSON
Title: PRESIDENT

IVIEW HOLDING CORP.

By: ______________________
Name: SAYAN NAVARATNAM
Title: CEO

Witness

Name:

BRENT W. SWANICK

Address: 108 York Mansion Rd
Toronto, Ontario
M2P 1M6

SCHEDULE A to the Pledge Agreement

Pledged Shares

Pledgor	Issuer	Unit Certificate Number	Number of Units	Percentage of Units Owned
Creative Vistas, Inc.	Creative Vistas Acquisition Corp.	NVE-1 VFV-2	100 50	100% 50%
Brent W. Swanick	Creative Vistas Acquisition Corp.	VFV-1	50	50%
Creative Vistas, Inc.	Cancable Holding Corp.	1	51	100%
Creative Vistas, Inc.	Iview Holding Corp.	1	80	100%
Creative Vistas Acquisition Corp.	A.C. Technical Systems Ltd.	C-9	10,000,000	100%
Cancable Holding Corp.	Cancable Inc.	1	31,178,608	100%
Iview Holding Corp.	Iview Digital Video Solutions Inc.	C-1	100	100%
Cancable Inc.	Cancable, Inc.	1	25,000	100%
Cancable Inc.	2141306 Ontario Inc.	C-1	100	100%
Cancable Inc.	Cancable XL Inc.	C-1	100	100%
Cancable XL Inc.	XL Digital Services Inc.	2	1,000	100%